Exhibit 10.77

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

            THIS FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT (the “First Amendment”) is made this 3rd day of April 2006, among KFx Inc. a Delaware corporation (“Buyer”), New Meadville Forging, Inc., a Delaware corporation (“Seller”), and Keller Group, Inc., an Illinois corporation (“Keller”).

R E C I T A L S

            WHEREAS, Buyer, Seller and Keller entered into that certain Share Purchase Agreement dated March 6, 2006 (the “Purchase Agreement”); and

            WHEREAS, Buyer, Seller and Keller now desire to amend the Purchase Agreement as set forth herein.

            NOW, THEREFORE, Buyer, Seller and Keller hereby agree as follows:

            1.         Definitions.  Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

            2.         Purchase Agreement Section 2.3 Closing Payment.  Purchase Agreement Section 2.3 Closing Payment is hereby deleted in its entirety and replaced in its entirety with the following:

            2.3       Closing Payment.  Subject to the terms and conditions of this Agreement, Buyer shall pay and deliver at the Closing the Purchase Price to Seller as follows: (a) issue to Seller 118,821 shares of Common Stock, $.001 par value per share, of Buyer (the “Buyer Common Shares”) having a value equal to Two Million Four Hundred Ninety Nine Thousand Nine Hundred Ninety Three Dollars and Eighty Cents ($2,499,993.80) based on the average closing price of Buyer Common Shares during the five (5) trading-day period ending on the business day immediately preceding the date hereof (the “Stock Consideration Shares”) and (b) pay and deliver an amount equal to Thirty One Million Two Hundred Fifty Thousand Six Dollars and Twenty Cents ($31,250,006.20) (the “Cash Portion”), to Seller by means of a wire transfer of immediately available cash funds to an account as directed by Seller prior to the Closing (the “Seller’s Account”).

            3.         Purchase Agreement Section 2.6 Allocation of Purchase Price.  The first sentence of Purchase Agreement Section 2.6 Allocation of Purchase Price is hereby amended by deleting the words “prior to Closing” and inserting the following replacement words “not later than thirty (30) days after Closing”.

            4.         Purchase Agreement Section 4.9 Employee Benefit Plans and Other Compensation Arrangements is hereby amended by new Section 4.9 (g) as follows:

4.9 (g) To Seller’s Knowledge, all of the Plans are in compliance with applicable provisions of the Code and not in default with respect to any applicable provisions of the Code.

            5.         Purchase Agreement Section 9.1 Indemnification of Buyer is hereby deleted in its entirety and replaced in its entirety with the following:

            9.1       Indemnification of Buyer.  From and after the Closing and subject to Sections 9.2, 9.5 and 9.6, Seller and Keller, jointly and severally, shall indemnify Buyer and its permitted successors and assigns (collectively, the “Buyer Indemnitees”), against and hold Buyer Indemnitees harmless from: any Losses based upon, arising out of or caused by (a) inaccuracy in, or breach of, any of the representations and warranties made by Seller in Articles 3 or 4, as amended, including but not limited to breach of the representations and warranties made regarding defaults to Employee Benefit Plans and including representations and warranties regarding Company’s possession of good and marketable fee simple title to all of the Real Properties and Company’s possession of valid leasehold interests in all of the Leased Properties or (b) any breach or nonperformance of any covenant or obligation made or incurred by Seller herein.  Seller does not make and shall not be deemed to have made, nor is Buyer relying upon, any representation, warranty or covenant other than those representations, warranties and covenants that are expressly set forth in this Agreement.

            6.         Amendment to Schedule 4.4. The Purchase Agreement is hereby amended by deleting Schedule 4.4 thereof in its entirety and substituting in lieu thereof Schedule 4.4 attached hereto.

            7.         Amendment to Schedule 4.6. The Purchase Agreement is hereby amended by deleting Schedule 4.6 thereof in its entirety and substituting in lieu thereof Schedule 4.6 attached hereto.

            8.         Amendment to Schedule 4.10(c). The Purchase Agreement is hereby amended by deleting Schedule 4.10(c) thereof in its entirety and substituting in lieu thereof Schedule 4.10(c) attached hereto.

            9.         Amendment to Schedule 4.10(e). The Purchase Agreement is hereby amended by deleting Schedule 4.10(e) thereof in its entirety and substituting in lieu thereof Schedule 4.10(e) attached hereto.

            10.       Amendment to Schedule 4.12(a). The Purchase Agreement is hereby amended by deleting Schedule 4.12(a) thereof in its entirety and substituting in lieu thereof Schedule 4.12(a) attached hereto.

            11.       Amendment to Schedule 4.12(b). The Purchase Agreement is hereby amended by deleting Schedule 4.12(b) thereof in its entirety and substituting in lieu thereof Schedule 4.12(b) attached hereto. [Removal of ConRail lease and addition of Norfolk lease]

            12.       Amendment to Schedule 4.16. The Purchase Agreement is hereby amended by deleting Schedule 4.16 thereof in its entirety and substituting in lieu thereof Schedule 4.16 attached hereto.

            13.       Schedule 6.1(a). The Purchase Agreement is hereby amended by attaching Schedule 6.1(a) attached hereto.

            14.       Schedule 6.1(e). The Purchase Agreement is hereby amended by attaching Schedule 6.1(e) attached hereto.

            15.       Amendment to Schedule 8.1.5. The Purchase Agreement is hereby amended by deleting Schedule 8.1.5 thereof in its entirety and substituting in lieu thereof Schedule 8.1.5 attached hereto.

            16.       Amendment to Schedule 8.5. The Purchase Agreement is hereby amended by deleting Schedule 8.5 thereof in its entirety and substituting in lieu thereof Schedule 8.5 attached hereto.

            17.       Article 10 Certain Definitions – “Tax or Taxes.”  The Purchase Agreement is hereby amended by deleting the definition of Tax or Taxes and replacing the definition of Tax or Taxes with the following:

“Tax or Taxes” means all taxes, charges, fees, duties, levies or other assessments, however denominated, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, income or profit, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, business license, user, transfer, fuel, environmental, mineral, unmined coal, abandoned mined land fee, excess profits, occupational, interest equalization, windfall profits, severance and employees’ income withholding, workers’ compensation, Pension Benefits Guaranty Corporation premiums, unemployment and Social Security taxes, and other obligations of the same or of a similar nature to any of the foregoing (all including any interest, penalties or additions to tax related thereto imposed by any taxing authority).

            18.       Effect.  Except as specifically set forth herein, the Purchase Agreement shall continue in full force and effect.

            19.       Counterparts.  This First Amendment may be executed and delivered by Buyer, Seller and Keller in separate counterparts, with the same effect as though all such parties had executed and delivered the same copy hereof.

            20.       Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the choice-of-laws or conflicts-of-laws provisions thereof.

                        IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first above written.

BUYER:
KFX INC.

By: /s/ Kevin R. Collins
Name: Kevin R. Collins
Its: Executive Vice President-Finance & Strategy

SELLER:
NEW MEADVILLE FORGING, INC.

By: /s/ Jack R. Keller
Name: Jack R. Keller
Its: President

KELLER:
KELLER GROUP, INC.

By: /s/ Jack R. Keller
Name: Jack R. Keller
Its: President

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